NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

CMG HOLDINGS GROUP, INC.,

a Nevada corporation

WARRANT TO PURCHASE

942,500 SHARES

OF COMMON STOCK

(SUBJECT TO ADJUSTMENT)

(Void after April 1, 2017)

Placement Agent Warrant No.: 1                                                                                                                      April 1, 2010

This certifies that, for value received, InterMerchant Securities LLC, or its registered assigns (the “Holder”), is entitled, subject to the terms set forth below, at any time from and after April 1, 2010 (the “Original Issuance Date”), and before 5:00 p.m., Eastern Time, on April 1, 2017 (the “Expiration Date”), to purchase from CMG Holdings Group, Inc., a Nevada corporation (the “Company”), Nine Hundred Forty Two Thousand Five Hundred (942,500) shares (subject to adjustment as described herein) of common stock, par value $0.001 per share, of the Company (the “Common Stock”) upon surrender hereof at the principal office of the Company, at 5601 Biscayne Blvd., Miami, Florida 33137 (“Principal Office”), with a duly executed subscription form in the form attached hereto as Exhibit A and simultaneous payment therefore in cash or otherwise as hereinafter provided at an initial exercise price per share equal to $0.10 (the “Exercise Price”).  The Exercise Price is subject to adjustment as provided in Section 4 below.  Unless the context otherwise requires, the term “Common Stock” shall include the stock at the time receivable upon the exercise of this Warrant.  The term “Warrant,” as used herein, shall mean this Warrant and any other Warrants delivered in respect therefor as provided herein.  The Warrants are being issued pursuant to a Note Purchase Agreement, dated as of the date hereof (the “Note Purchase Agreement”), by and between the Company and the purchaser named therein.  All capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

1. Exercise.  The Holder may exercise this Warrant at any time or times from and after the Original Issuance Date through and including the Expiration Date on any Business Day for the full number of shares of Common Stock called for hereby by surrendering this Warrant at the Principal Office with the subscription form duly executed, together with payment in an amount equal to (a) the number of shares of Common Stock called for on the face of this Warrant multiplied by (b) the Exercise Price.  Payment of the Exercise Price may be made, at Holder’s choosing, either: (a) in cash if such Holder is an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Act (as defined below)) on the date of exercise or (b) by a cashless exercise.  Under a cashless exercise, the Holder shall be entitled to receive a certificate for that number of shares of Common Stock which is equal to the difference of (i) the number of Warrants being exercised minus (ii) the quotient obtained by dividing (x) the product of the Exercise Price times the number of Warrants being exercised by (y) the Fair Market Value (as defined below) per share of the Common Stock.  This Warrant may be exercised for less than the full number of shares of Common Stock at the time called for hereby, except that the number of shares receivable upon the exercise of this Warrant as a whole and the sum payable upon the exercise of this Warrant as a whole, shall be proportionately reduced.  Upon a partial exercise of this Warrant, in accordance with the terms hereof, this Warrant shall be surrendered, and without any charge, the Company shall issue to the Holder a new Warrant of the same tenor and for the purchase of the number of such shares not purchased upon such exercise.  A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise (each a “Warrant Share” and, collectively, the “Warrant Shares”) shall be treated for all purposes as the holder of such shares of record as of the close of business on such date.  Within three (3) Business Days after such date, the Company shall issue and deliver to the person, or persons, entitled to receive the same a certificate or certificates for the number of Warrant Shares issuable upon such exercise, together with cash, in lieu of any fraction of a share, equal to such fraction of the then Fair Market Value on the date of exercise of one full share of Common Stock.

The “Fair Market Value” per share of Common Stock as of any date (the “Reference Date”) means the price determined by the first of the following clauses that applies:  (a) if the Common Stock is then listed or quoted on the New York Stock Exchange, the NYSE Amex, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market, whichever is at the time the principal trading exchange or market for the Common Stock (a “Principal Market”), the average closing price of the Common Stock on the Principal Market on which the Common Stock is then listed or quoted for the 10 Trading Days immediately preceding the Reference Date; (b) if the Common Stock is not then listed or quoted on a Principal Market and if prices for the Common Stock are then quoted on the Over-The-Counter Bulletin Board, the average closing price of the Common Stock on the Over-The-Counter Bulletin Board for the 10 Trading Days immediately preceding the Reference Date; (c) if the Common Stock is not then listed or quoted on the Over-The-Counter Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets LLC (or a similar organization or agency succeeding to its functions of reporting prices), the average of the closing bid and ask price per share of the Common Stock so reported for the 10 Trading Days immediately preceding the Reference Date; or (d) in all other cases, the fair market value as of the Reference Date of a share of Common Stock shall be determined using an appraisal (the “Appraisal”) prepared by an independent appraiser selected in good faith by the holders of not less than 50.1% of the shares of Common Stock then issuable under outstanding Warrants issued in connection with the Note Purchase Agreement and reasonably acceptable to the Company, whose determination shall be final, binding, and conclusive on the parties, the reasonable fees and expenses of which shall be paid by the Company.  For the purposes hereof, the Appraisal shall be that value determined by the appraiser of the fair market value of the Company Common Stock as of the Reference Date based upon an arm’s length sale or merger of 100% of the capital stock of the Company, such sale being between a willing buyer and a willing seller arranged in an orderly process.

2. Shares Fully Paid; Payment of Taxes.  All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid, and non-assessable, and the Company shall pay all taxes and other governmental charges (other than income taxes to the Holder) that may be imposed in respect of the issue or delivery thereof.

3. Transfer and Exchange.

A. Neither this Warrant nor any Warrant Shares have been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws (“Blue Sky Laws”).  By its acceptance of this Warrant, the Holder agrees that this Warrant has been acquired for investment purposes and not with a view to distribution or resale and may not be pledged, hypothecated, sold, made subject to a security interest, or otherwise transferred without: (a) an effective registration statement for such Warrant under the Act and such applicable Blue Sky Laws; or (b) an opinion of counsel reasonably satisfactory to the Company that registration is not required under the Act or under any applicable Blue Sky Laws.

B. Upon compliance with applicable federal and state securities laws as set forth in Section 3(A) above, on the books of the Company maintained for such purpose at its Principal Office, the Holder may transfer this Warrant and all rights hereunder, in whole or in part, in person or by duly authorized attorney, upon surrender of this Warrant together with a completed and executed assignment form in the form attached hereto as Exhibit B and payment of any necessary transfer tax or other governmental charge imposed upon such transfer; provided that the Holder may transfer the Warrant (a) to any member of the Holder’s immediate family, (b) to a trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, or (c) upon death pursuant to the laws of descent and distribution or pursuant to wills, in each case without the prior written consent of the Company.  Upon any partial transfer, the Company will issue and deliver to the assignee a new Warrant with respect to the shares of Common Stock for which it is exercisable that have been transferred, and the Company will deliver to the Holder a new Warrant or Warrants with respect to the shares of Common Stock not so transferred.  A Warrant may be transferred only by the procedure set forth herein.  No transfer shall be effective until such transfer is recorded on the books of the Company, provided that the Company promptly records such transfers.  Until such transfer on such books, the Company shall treat the registered Holder hereof as the owner of the Warrant for all purposes.

C. Transfer of the Warrant Shares issued upon the exercise of this Warrant shall be restricted in the same manner and to the same extent as the Warrant.  Until such Warrant Shares have been registered under the Act or the Act otherwise permits removal of this legend, the certificates representing such Warrant Shares shall bear substantially the following legend:

“THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNTIL: (a) A REGISTRATION STATEMENT UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO; OR (b) IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, REGISTRATION UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.”

D. The Holder and the Company agree to execute such other documents and instruments as counsel to the Company deems necessary to effect the compliance of the issuance of this Warrant and any Warrant Shares issued upon exercise hereof with applicable federal and state securities laws, including compliance with applicable exemptions from the registration requirements of such laws.

4. Anti-Dilution Provisions.  The Exercise Price in effect at any time and the number and kind of securities issuable upon conversion of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

A. Adjustment for Stock Splits and Combinations.  If the Company at any time or times on or after the Original Issuance Date effects a subdivision of the outstanding Common Stock, the Exercise Price then in effect immediately before that subdivision shall be proportionately decreased.  Conversely, if the Company at any time or times on or after the Original Issuance Date combines the outstanding shares of Common Stock into a smaller number of shares, the Exercise Price then in effect immediately before the combination shall be proportionately increased.  Any adjustment under this Section 4(A) shall become effective at the close of business on the date that the subdivision or combination becomes effective.

B. No Adjustment for Dividends and Distributions.  If the Company at any time or times on or after the Original Issuance Date makes or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in cash, additional shares of Common Stock, assets or other securities issued by the Company (in each case, a “Special Distribution”), then, and in each such event, the Exercise Price shall not be adjusted, but Holders of the Warrants shall be entitled to receive the Special Distribution as if the subject Warrants had been exercised for cash and the Warrant Holder was in possession of the underlying Warrant Shares resulting therefrom.

C. Adjustment for Reclassification, Exchange, and Substitution.  In the event that at any time or times on or after the Original Issuance Date the Common Stock issuable upon the exercise of the Warrants is changed into the same or a different number of shares of any class or classes of stock—whether by recapitalization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 4)—then and in any such event, each Holder of Warrants shall have the right thereafter to exercise such Warrants to receive the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification, or other change by holders of the maximum number of shares of Common Stock for which such Warrants could have been exercised immediately prior to such recapitalization, reclassification, or change, all subject to further adjustment as provided herein.

D. Reorganizations, Mergers, Consolidations, or Sales of Assets.  If at any time or times on or after the Original Issuance Date there is a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification, or exchange of shares provided for elsewhere in this Section 4), or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation, or sale, provisions shall be made so that the Holders of the Warrants shall thereafter be entitled to receive upon exercise of the Warrants the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon exercise would have been entitled on such capital reorganization, merger, consolidation, or sale.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the Holders of the Warrants after the reorganization, merger, consolidation, or sale to the end that the provisions of this Section 4 (including adjustment of the Exercise Price then in effect and the number of shares to be received upon exercise of the Warrants) shall be applicable after that event and be as nearly equivalent as may be practicable.

E. Market Price of Shares Below Exercise Price.  If at any time or times following the Original Issuance Date the closing market price of the Common Stock on the Principal Market, the Over-The-Counter Bulletin Board, or the “Pink Sheets” is less than the Exercise Price for a period of 90 consecutive trading days, then the Exercise Price in effect shall be reduced to the closing market price of the Common Stock on such 90th trading day; provided that in no event shall the Exercise Price be reduced to less than $0.07 per share pursuant to the provisions of this Section 4(E).

F. Number of Warrant Shares.  Simultaneously with any adjustment to the Exercise Price pursuant to this Section 4, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, as applicable, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased, as applicable, number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

G. No Adjustments in Certain Circumstances.  No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one cent ($0.01) in such price; provided, however, that any adjustments which by reason of this Section 4(G) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder.  All calculations under this Section 4(G) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

5. Notices of Record Date.  In case:

(a)  the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of the Warrants) for the purpose of entitling them to receive any dividend or other distribution or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

(b)  of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

(c)  of any voluntary dissolution, liquidation, or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to each Holder of a Warrant outstanding at the time a notice specifying, as the case may be, (a) the date on which a record is to be taken for the purpose of such dividend, distribution, or right, and stating the amount and character of such dividend, distribution, or right; or (b) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, or winding-up is expected to take place and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of the Warrants) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, or winding-up.  Such notice shall be mailed at least ten (10) days prior to the date therein specified.

6. Loss or Mutilation.  Upon receipt by the Company of evidence satisfactory to it (in the exercise of reasonable discretion) of the ownership of and the loss, theft, destruction, or mutilation of any Warrant and (in the case of loss, theft, or destruction) of indemnity satisfactory to it (in the exercise of reasonable discretion) and (in the case of mutilation) upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof a new Warrant of like tenor.

7. Reservation of Common Stock.  The Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants.  All of the shares of Common Stock issuable upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price therefor, be fully paid and non-assessable and free from all preemptive rights, rights of first refusal or first offer, taxes, liens (other than liens created by the Holder), and charges of whatever nature with respect to the issuance thereof.

8. Registration Rights Agreement.  The Holder of this Warrant shall have the registration rights covering the Warrant Shares set forth in the Registration Rights Agreement of even date herewith.

9. No Rights as Stockholder Conferred by Warrants.  Other than as provided in Section 4, this Warrant shall not entitle the Holder hereof to any of the rights, either at law or in equity, of a stockholder of the Company.

10. Notices.  All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, and/or by a nationally recognized overnight courier service to the address the Holder furnishes to the Company in writing.

11. Amendments, Modifications, and Waivers.  No terms of this Warrant may be amended, modified, or waived except by the express written consent of the Company and the holders of not less than 50.1% of the shares of Common Stock then issuable under outstanding Warrants issued in connection with the Note Purchase Agreement.

12. Endorsement of Warrants.  When presented or surrendered for exchange, transfer, or registration, the Warrant shall be accompanied (if so required by the Company) by an assignment in the form attached hereto as Exhibit B or such other written instrument of transfer in form satisfactory to the Company duly executed by the registered Holder or by his duly authorized attorney.

13. Agreement of Warrant Holders.  The Holder—and, to the extent that portions of this Warrant are assigned and there is more than one Holders of Warrants exercisable for the Warrant Shares, every Holder of a Warrant—by accepting the same, consents and agrees with the Company and with all other Warrant Holders that: (a) the Warrants are transferable only as permitted by Section 3 above; (b) the Warrants are transferable only on the registry books of the Company as herein provided; and (c) the Company may deem and treat the person in whose name the Warrant certificate is registered as the absolute owner thereof and of the Warrants evidenced thereby for all purposes whatsoever, and the Company shall not be affected by any notice to the contrary.

14. Payment of Taxes.  The Company will pay all stamp, transfer, and other similar taxes payable in connection with the original issuance of this Warrant and the shares of Common Stock issuable upon exercise thereof, provided, however, that the Company shall not be required to (a) pay any such tax which may be payable in respect of any transfer involving the transfer and delivery of this Warrant or the issuance or delivery of certificates for shares of Common Stock issuable upon exercise thereof in a name other than that of the registered Holder of this Warrant; or (b) issue or deliver any certificate for shares of Common Stock upon the exercise of this Warrant until any such tax required to be paid under clause (a) shall have been paid, all such tax being payable by the Holder of this Warrant at the time of surrender.

15. Fractional Interest.  The Company shall not be required to issue fractional shares of Common Stock on the exercise of this Warrant.  If more than one Warrant shall be presented for exercise at the same time by the Holder, the number of full shares of Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of shares of Common Stock acquirable on exercise of the Warrants so presented.  If any fraction of a share of Common Stock would be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash calculated by it to be equal to the Fair Market Value per share multiplied by such fraction computed to the nearest whole cent.  The Holder by his acceptance of this Warrant expressly waives any and all rights to receive any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Common Stock.

16. Entire Agreement.  This Warrant constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein.

17. Successors and Assigns.  All covenants and provisions of this Warrant by or for the benefit of the Company or the Holder of this Warrant shall bind and inure to the benefit of their respective successors, permitted assigns, heirs, and personal representatives.

18. Termination.  This Warrant shall terminate at 5:00 p.m., Eastern Time, on the Expiration Date or upon such earlier date on which all of this Warrant has been exercised.

19. Headings.  The headings in this Warrant are for purposes of convenience in reference only and shall not be deemed to constitute a part hereof.

20. Governing Law, Etc.  This Warrant shall be governed by and construed exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof.  The parties hereto hereby irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Warrant shall be brought solely in a federal or state court located in the City, County, and State of New York.  By its execution hereof, the parties hereby covenant and irrevocably submit to the inpersonam jurisdiction of the federal and state courts located in the City, County, and State of New York and agree that any process in any such action may be served upon any of them personally or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City.  The parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto.  In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of all of its reasonable legal fees and expenses.

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WARRANT SIGNATURE PAGE

Dated: April 1, 2010

CMG HOLDINGS GROUP, INC.

By:
Name:
Title:

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EXHIBIT A

SUBSCRIPTION FORM

(To be executed only upon exercise of Warrant)

The undersigned registered owner of this Warrant irrevocably exercises this Warrant and purchases _______ shares of the Common Stock of CMG Holdings Group, Inc., purchasable with this Warrant, and herewith makes payment therefor (check one):

_______ in cash; or

_______ pursuant to the cashless exercise provisions set forth in Section 1 of the Warrant),

all at the price and on the terms and conditions specified in this Warrant.

Dated:

(Signature of Registered Owner)

(Street Address)

(City / State / Zip Code)

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EXHIBIT B

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee                                                      Address                                           Number of Shares

and does hereby irrevocably constitute and appoint __________________________ Attorney to make such transfer on the books of CMG Holdings Group, Inc., maintained for this purpose, with full power of substitution in the premises.

Dated:

(Signature)

(Witness)

The undersigned Assignee of the Warrant hereby makes to CMG Holdings Group, Inc., as of the date hereof, with respect to the Assignee, all of the representations and warranties made by the Holder, and the undersigned Assignee agrees to be bound by all the terms and conditions of the Warrant.

Dated:

(Signature)

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